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BANSAL & CO LLP
CHARTERED ACCOUNTANTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Interactive Systems Inc.
North Billerica, MA 01862, United States

Opinion on the Financial Statements

We have audited the accompanying balance sheets of **Interactive Systems Inc.** (the "Company") as of December 31, 2020 and December 31, 2019, the related statements of operations, stockholders' equity, and cash flows for the years then ended and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company *as of* December 31, 2020, and 2019, and the results of its operations and its cash flows for the year ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a Chartered Accountants firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Other Matter

1. We conducted the audit offsite based on the information's /returns and other documents supplied to us by the company via email id. We relied on those information's /records / returns taking it as correct and authorized by the company.

2. Opening balances of the financial statements for the year ended December 31, 2019 have been taken as correct from the unaudited financial statements for the year ended December 31, 2018 as authorized by the Company's Directors

Surinder K. Bansal
(Partner)
M. No. 014301

We have served as the Company's auditor since 2021.

Bansal & Co. LLP,
Date: June 30, 2021
Place: New Delhi
UDIN : **21014301AAAAAZ6600**